UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 26, 2016

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 1st Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AUTHENTIDATE HOLDING CORP.

Item 1.01	Entry into Material Definitive Agreement.

On January 27, 2016, Peachstate Health Management LLC, d/b/a AEON Clinical Laboratories (“AEON”) was merged into a newly formed acquisition subsidiary of Authentidate Holding Corp. (the “Company”, “Authentidate” or “AHC”), pursuant to a definitive Agreement and Plan of Merger (“Merger Agreement”) dated November 18, 2015, as Amended and Restated on January 26, 2016. The merger certificate was filed with the Secretary of State of Georgia on January 27, 2016. AEON survives the merger as a wholly-owned subsidiary of Authentidate. Information concerning the terms of the Merger Agreement, the other agreements entered into pursuant thereto, and the merger is set forth in greater detail pursuant to Item 2.01 of this Current Report on Form 8-K and the information contained or incorporated by reference in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 5.02 of this Current Report, the Company’s employment of Mr. Ian Bonnet, its former President and Chief Executive Officer ended on January 27, 2016 and his employment agreement dated September 28, 2015 was deemed terminated as of such date. Further, effective with the closing of the merger, Mr. William Henry’s employment as our Interim Chief Strategy Officer ended as of such date, and our employment agreement with him dated August 24, 2015 terminated on such date. As described in greater detail in Item 5.02, Mr. Henry was named our Chief Operating Officer upon the closing of the merger. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 5.02 of this Current Report on Form 8-K regarding Mr. Bonnet and Mr. Henry is incorporated by reference in this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As reported in Item 1.01 of this Current Report on Form 8-K, AEON and Authentidate completed the merger transaction contemplated by the Amended and Restated Merger Agreement on January 27, 2016, at which time, AEON was merged into a newly formed acquisition subsidiary of Authentidate. The merger certificate was filed with the Secretary of State of Georgia on January 27, 2016 and AEON survives the merger as a wholly-owned subsidiary of Authentidate.

The Merger

On November 18, 2015, Authentidate entered into the Merger Agreement with AEON and a newly formed acquisition subsidiary of Authentidate. On January 26, 2016, the parties executed an Amended and Restated Agreement and Plan of Merger primarily for the purpose of providing for the issuance by AHC of shares of its Common Stock (as defined below) in lieu of any shares of AHC Series E Preferred Stock. Also on that date, the parties executed a waiver agreement whereby they removed as closing conditions the requirements that Authentidate receive approval from Nasdaq Stock Market for the transaction and also that Authentidate receive a fairness opinion from an independent third party prior to the closing. All other terms and conditions of the original executed agreement have been included in the Amended and Restated Merger Agreement.

The parties structured the transaction so as to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. For accounting treatment purposes, the transaction will be treated as a reverse acquisition. Under the terms of the Merger Agreement, the parties have agreed that during the period during which additional shares of Common Stock of AHC may be earned, as described below, AEON will continue to operate as a stand alone entity for accounting purposes.

In accordance with the Merger Agreement, the members of AEON prior to the effective time of the Merger have become the holders of shares of Common Stock of the Company, issuable in tranches as described below.

Pursuant to the terms of the Merger Agreement:

•	AEON became a wholly-owned subsidiary of the Company by merging into the newly formed acquisition subsidiary of the Company and is henceforth to be operated as a separate entity thereafter;

•	The members of AEON became the holders of shares of Common Stock of AHC, issuable in tranches as follows:

(a) At the closing, the membership interests of AEON shall be converted into the right to receive validly issued, fully paid and non-assessable shares of AHC Common stock for an aggregate of 19.9% of the issued and outstanding shares of the Common Stock, par value $0.001 per share (the “Common Stock”) of the Company (rounded to the nearest whole share) (958,030 total shares of AHC Common Stock on a post-reverse stock split basis of 1 for 9 completed on January 22, 2016) as of the close of business on the business day immediately prior to the closing date;

(b) Within three (3) days after the date that AHC obtains approval of its stockholders for the issuance of additional shares of the Common Stock in excess of 19.9%, AHC will issue to the AEON members additional shares of AHC Common Stock representing an additional 5.0% of the issued and outstanding shares of AHC’s Common Stock (rounded to the nearest whole share) as of the close of business on the business day immediately prior to the closing date;

(c) In the event AEON achieves at least $16,000,000 in EBITDA for the calendar year ending December 31, 2015, then on September 1, 2016, AHC will issue to the former AEON members shares of AHC Common Stock representing an additional 24% of the issued and outstanding shares of AHC Common Stock (rounded to the nearest whole share) as of close of business on the business day immediately prior to the closing date;

(d) In the event AEON achieves at least $65,900,000 in EBITDA, in the aggregate, for the three (3) calendar years ending December 31, 2016, 2017 and 2018, then, on October 1, 2019, subject to the completion of the audited financial statements of AEON for the calendar year ending December 31, 2018, AHC will issue to the AEON members shares of the Common Stock representing an additional 36.1% of the issued and outstanding shares of AHC’s Common Stock (rounded to the nearest whole share) as of the close of business on the business day immediately prior to the Closing Date; provided, however, AHC will issue to the AEON members such number of additional shares of Common Stock so that the total number of shares of AHC Common Stock held by the former AEON members shall equal 85% of the issued and outstanding AHC Common Stock on a post issuance basis (rounded to the nearest whole share) on a Fully Diluted Basis

Finally, the AEON members would be entitled to receive additional shares of AHC Common Stock in the event AEON achieves at least $100,000,000 in EBITDA, in the aggregate, for the four (4) calendar years ending December 31, 2019. Assuming such target EBITDA is satisfied, then within three (3) days following the completion of the audited financial statements for AEON for the calendar year ending December 31, 2019, the number of additional potential shares of Common Stock will equal an additional 5% of the issued and outstanding shares of AHC Common Stock on a post issuance basis (rounded to the nearest whole share), on a Fully Diluted Basis (resulting in the AEON members potentially owning 90% of the issued and outstanding shares of Common Stock on a post issuance basis and Fully Diluted Basis if all the additional tranches are earned). The parties have not determined, as of the date of the filing of this Form 8-K, if AEON has satisfied the EBITDA threshold for December 31, 2015.

For purposes of the transaction, “Fully Diluted Basis” means the aggregate of all outstanding shares of Common Stock, plus the shares of Common Stock issuable upon exercise or conversion of any derivative security outstanding with a conversion or exercise price of $.75 or less (on a pre-reverse split basis); in each case on the close of business on the business day immediately prior to the Closing Date. In the event that all of the EBITDA targets were satisfied, and based upon the Fully Diluted Basis of shares of AHC as of the closing, the AEON members would be entitled to receive an aggregate of 86,420,722 total shares of Common Stock on a post-reverse split basis. Further, the term “EBITDA” means earnings before interest, taxes, depreciation and amortization of AEON operating as an independent and standalone entity and based on inputs calculated in accordance with GAAP and exclude the expenses of the Merger, but shall include EBITDA of any business subsequently acquired by AEON after the closing.

Additional terms of the transaction include:

•	Hanif (“Sonny”) Roshan, a founder and the Chairman of AEON prior to the transaction, has been appointed Chairman of AHC as of the closing. The Chief Executive Officer of AEON, Richard Hersperger has been appointed as Chief Executive Officer of AHC. Each of Messrs. Roshan and Hersperger have been appointed to the nine (9) member Board of Directors of AHC. The appointments of Messrs. Roshan and Hersperger as members of the AHC Board of Directors will become effective 10 days following the filing of Form 14F-1 with the SEC, as required in connection with a transaction that may result in a change of control. We expect the appointments to the AHC Board of Directors to become effective on or about February 15, 2016.

•	Effective at the closing, the AEON members, have the right, to nominate and have serve as members of the Board of Directors of AHC, two persons for so long as they hold AHC Common Stock. The Board of Directors of AHC has been reconstituted, effective with the closing, to consist of nine (9) persons. As holders of Common Stock, the AEON members will vote together with the Common Stock on all matters to be presented to stockholders.

•	As holders of AHC Common Stock, the AEON members will have additional rights to nominate and have appointed additional persons to the AHC Board of Directors as the number of shares of Common Stock issued to them are earned and increased and will vote on the same basis as the other holders of AHC Common Stock.

AHC and the AEON members also entered into a registration rights agreement at the closing with the AEON members whereby AHC will file with the SEC, post closing, one or more registration statements under the Securities Act of 1933, to allow for the resale by the AEON members of the shares of Common Stock held by them. The AHC Common Stock is being issued to the AEON members pursuant to an exemption from registration under the Securities Act of 1933, as amended. AEON has seven members who are exchanging their AEON membership interests for the AHC Common Stock.

The Merger Agreement contemplates that no later than May 31, 2016, AHC will seek stockholder approval for the issuance of any shares of AHC Common Stock in excess of 19.9% of the issued and outstanding shares of Common Stock as of the date of the initial closing. The shares of Common Stock of AHC were delisted from The Nasdaq Stock Market effective January 29, 2016. The Common Stock of AHC is currently listed on the OTCQB market under the symbol “ADAT”.

AHC anticipates seeking to obtain approval from the Nasdaq Stock Market for a relisting of its Common Stock. There can be no assurance that the Nasdaq Stock Market will accept its application, when and if it is submitted by AHC.

Pursuant to the Merger Agreement, in the event that AHC is unable, for any reason, to receive approval by the AHC stockholders of the issuance of the additional shares of AHC Common Stock which may be issued to the AEON members in excess of the initial 19.9% tranche under the Merger Agreement by May 31, 2016, then AHC or the AEON shall rescind the merger and all related transactions.

The Board of Directors of AHC and the members of AEON approved the execution of the Merger Agreement and completion of the transaction effective January 27, 2016.

The foregoing does not purport to be a complete description of the Merger Agreement and is qualified in its entirety by reference to the full text of the Amended and Restated Agreement and Plan of Merger dated as of January 26, 2016, has been filed as Exhibit 2.01 to this Form 8-K and the Registration Rights Agreement, which has been filed as Exhibit 10.1 to this Form 8-K.

Authentidate issued a press release on January 27, 2016 announcing the execution of the Amended and Restated Merger Agreement and issued a press release on January 28, 2016 to announce the closing of the AEON transaction, which press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Description of the AEON Businesses

The AEON Clinical Laboratories Business

AEON was founded in June, 2010 by Hanif (“Sonny”) Roshan, our Chairman. AEON is based in a 28,000 square foot campus in Gainesville, Georgia.

AEON’s primary business focus is on the “Personalized Medicine” approach to laboratory testing. This includes the testing of an individual’s blood, urine or saliva for the presence of drugs or chemicals and the patient’s DNA profile.

AEON is an innovator in the genomic testing area with three established genetic tests today (pharmacogenomics, cancer genetic testing and cancer tumor) and a pipeline of additional genetic tests in development which it plans to bring to market over the coming eighteen months. AEON is investing to expand its genetic testing capabilities to address the rapidly increasing demand for more personalized medical analysis that involves using an individual’s genetic profile to guide decisions regarding the prevention, diagnosis, and treatment of disease. AEON strives to offer unique testing specifically designed for its increased focus on personalized medicine, with superior service levels. In this effort, AEON provides advanced testing in DNA pharmacogenomics, cancer genetics and molecular microbiology. Genomic testing is more complex than conventional toxicology testing, requires unique knowledge and significantly more sophisticated equipment. As a result, genomic testing commands higher pricing while enjoying significantly less competition.

Toxicology is also a major component of AEON’s product mix and will continue to be an important element of AEON’s business strategy. AEON’s toxicology testing provides information about the medication and other substances in the patient’s system from either urine or oral fluid samples. This information helps guide a clinician’s treatment of a patient. In addition, this testing ensures the safe use of prescriptions and is designed to help doctors provide the highest level of care. AEON offers a comprehensive set of toxicology tests and conducts more than 15,000 tests per month.

AEON supports its national client base from its Gainesville, Georgia headquarters. AEON is focused on technology innovation and efficiency, utilizing state of the art testing equipment and its proprietary methodologies to provide some of the fastest and most reliable test results in the nation. AEON focuses on a service model that emphasizes the importance of the test result for both the client and the patient. By focusing on fast, accurate turnaround of test results and the ability to integrate directly with the electronic medical records of clients, AEON believes it is able to provide clients a unique service that larger clinical laboratories cannot match. Because of the emphasis on its service model AEON believes it is ideally positioned to be a preferred lab provider for personalized medicine. Currently the majority of AEON’s testing volume is in toxicology, however AEON is placing particular focus and emphasis on growing its DNA pharmacogenomics and cancer genetic testing in response to rapidly growing market demand for personalized medical testing.

AEON is a limited liability company. Included as Exhibits to this Form 8-K are (i) consolidated balance sheets as of December 31, 2014 and 2013, together with the related consolidated statements of operations, changes in members’ equity and cash flows for the years ended December 31, 2014 and 2013, together with the report of the independent registered public accounting firm and (ii) unaudited consolidated balance sheet as of September 30, 2015, together with the related unaudited consolidated statements of operations for the three and nine months ended September 30, 2015 and 2014, unaudited consolidated statement of changes in members’ equity for the nine months ended September 30, 2015 and unaudited consolidated statements of cash flows for the nine months ended September 30, 2015 and 2014.

For the year ended December 31, 2014, AEON generated gross revenue of approximately $24,100,000 and net income of approximately $10,824,000 and for the year ended December 31, 2013, AEON generated gross revenue of approximately $15,486,000 and net income of approximately $8,229,000. At December 31, 2014, AEON had total assets of $7,589,709 and members equity of $6,620,000. For the nine months ended September 30, 2015, AEON generated gross revenue of approximately $21,643,000 (unaudited), and net income of $6,889,000 (unaudited). At September 30, 2015, AEON had total assets of $10,268,000 (unaudited) and members’ equity of $6,970,000 (unaudited). AEON’s four primary testing services include:

•	Medical Toxicology. AEON’s toxicology testing utilizes HPLC-Tandem Mass Spectrometry testing and provides information about medications and other substances in the patient’s system from either urine or oral fluid samples with rapid 48-72 hour turnaround time. This information helps guide a clinician’s treatment of a patient and helps to ensure the safe use of prescription and other medications in pain management, substance abuse, hospital, and other clinical applications and is also routinely used in employment screening and law enforcement.

Abuse of prescription and illegal drugs has increased greatly over the last decade. AEON uses the latest in mass spectrometry technology to identify individual drugs in patient specimens. AEON provides only confirmatory testing and does not provide basic screens. Screening tests are initial, qualitative drug tests conducted to identify classes of drugs present in the urine and typically are done using immunoassay. They rely on a set threshold above which a positive result is produced and therefore do not detect lower concentrations of a drug. Confirmatory tests are used for further analysis of a sample—to confirm a positive or sometimes, negative, result and typically are done using gas chromatography (GC/MS) or high performance liquid chromatography (HPLC mass spectrometry). Confirmatory testing can identify a specific drug. AEON’s drug testing technology tests over 70 drugs and metabolites in urine and oral fluid samples. This information helps physicians determine whether their patients are compliant with their prescription regimens, and whether they are abusing illegal drugs.

•	Pharmacogenomics: AEON’s pharmacogenomics testing provides a “personalized” comprehensive report based on an individual patient’s DNA profile that indicates metabolic rates for defined medications. This information helps guide physician’s medication selections including dosages, leading to targeted and personalized therapy, enabling efficient selection of medications and therapies while reducing side effects and the use of ineffective medication regimens.

As part of AEON’s strategy to address the rapidly increasing demand for more personalized medical analysis, AEON’s innovative and advanced pharmacogenomics lab can analyze the set of an individual’s DNA or inherited genetic differences in drug metabolic pathways, which can affect that individual’s responses to drugs, both in terms of therapeutic effect as well as adverse effects.

AEON’s pharmacogenomics testing provides a “personalized” comprehensive report based on an individual patient’s DNA profile that will indicate metabolic rates for defined medications. This information will help guide physician’s medication selections as well as dosages, leading to targeted and personalized therapy, enabling efficient selection of medications and therapies while reducing side effects and the use of ineffective medication regimens.

•	Cancer Genetic Testing. AEON provides testing for hereditary cancer markers, offering multiple BRCA testing options including comprehensive sequencing and deletion/duplication analyses of BRCA1 and BRCA2 and numerous multigene panels. The BRCA gene test is a blood test that uses DNA analysis to identify harmful mutations in either one of these two highly penetrant genes which increase the chance for cancer of the breast, ovaries and fallopian tubes.

AEON provides high quality, cost-effective genetic testing for hereditary cancer markers using cutting-edge next generation sequencing technology. Along with pharmacogenomics testing, AEON’s cancer genomic testing has expanded quickly to address the rapidly growing demand. AEON’s next generation sequence testing, branded the Cancer Detect Profile, provides information on a range of hereditary cancers that details the connection between a patient’s unique genetic makeup and their risk of developing certain prevalent cancers.

AEON believes that it is the first clinical laboratory in the Southeast United States to use an automated process, resulting in lower turnaround time, lower pricing, and the highest coverage. AEON’s diagnostic service provides reports on the patient’s unique genetic makeup, and their associated risks of developing certain types of common cancers, and include significant data showing patient’s DNA profiles. AEON’s highly qualified scientists, along with certified genetic counselors are available for consultation and interpretation of AEON’s reports. These results help healthcare professionals, patients, and their families make future medical care decisions depending on the genomic mutations and associated cancers risks.

AEON’s multiple BRCA testing options including comprehensive sequencing and election/duplication analyses of BRCA1 and BRCA2 and numerous multigene panels. The BRCA gene test is a blood test that uses DNA analysis to identify harmful mutations in either one of these two highly penetrant genes which increase the chance for cancer of the breast, ovaries and fallopian tubes.

AEON offers the analysis of thirty-eight genes covering eighteen different cancers as outlined below:

GENE(S)	ASSOCIATED CANCER(S)/TUMOR(S)
APC	Colorectal, central nervous system, thyroid, liver, duodenal, pancreatic
ATM	Breast, pancreatic
NBN	Breast, prostate, possibly ovarian
BRCA1, BRCA2	Breast, ovarian, prostate, pancreatic, male breast
BRIP1, RAD51C, RAD51D	Breast, ovarian
BMPR1A, SMAD4	Stomach, colorectal, pancreatic
CDH1	Breast, colorectal, gastric
CDK4	Melanoma
CDKN2A	Melanoma, pancreatic
CHEK2	Breast, colorectal
FH	Kidney, leiomyomas
FLCN	Kidney
MAX	Pheochromocytoma
MET	Kidney

MLH1, MSH2, MSH6, PMS2, EPCAM	Ovarian, colorectal, uterine, stomach, small bowel, hepatobiliary, brain, pancreatic, sebaceous, urinary tract

MUTYH	Breast, colorectal
NF1	Optic glioma, gastrointestinal stromal tumor, paraganglioma/pheochromocytoma, neurofibromas, breast, Central nervous system
PALB2	Breast, pancreatic
PTEN	Breast, uterine, thyroid, colorectal, kidney
RET	Thyroid (medullary), Pheochromocytoma
SDHAF2, SDHB, SDHC, SDHD	Kidney, paraganglioma/pheochromocytoma, gastrointestinal stromal tumor
TSC1, TSC2	Kidney, cardiac rhabdomyomas, central nervous system
STK11	Colorectal, small bowel, pancreatic, breast, ovarian
TMEM127	Paraganglioma/pheochromocytoma
TP53	Brain, leukemia, breast, sarcoma, adrenocortical, gastrointestinal, genitourinary
VHL	Kidney, pheochromocytoma, central nervous system

•	Molecular Microbiology. Molecular microbiology identifies microorganisms including viruses, bacteria and parasites through DNA or RNA detection vs. traditional microbiology procedures which use culture to grow potential microorganisms. This technique is rapid and highly sensitive, eliminating the need for culturing. Results can be obtained for a variety of pathogens within hours instead of days, creating a powerful diagnostic tool for physicians. AEON’s gastrointestinal panel tests for 22 pathogens from a stool sample and its respiratory panel tests for 20 pathogens from a nasopharyngeal swab.

Scientific Capabilities

AEON believes that its success has been driven by its strong scientific team which has more than 200 years of experience. The more than thirty members of AEON’s scientific team are deeply involved in the operations of its laboratory and are continually working on R&D activities to expand the scope of the tests offered. Five of AEON’s scientific team members have PhDs and three have Masters degrees. All of AEON’s testing uses proprietary sample preparation methods to achieve the highest accuracy available. This methodology was developed with a team of leading scientists over several years, ensuring AEON provides the best information for patient care available.

Revenue and Sales and Marketing

AEON provides testing services to a broad range of health care providers and other customers. The primary client groups serviced by AEON include:

•	Physicians

•	Clinics

•	Medical Centers

•	Hospitals

•	Rehabilitation Centers or Intensive Outpatient Care Centers

AEON’s services are paid for through a mix of reimbursement from Medicare, Medicaid and private health insurance along with direct pay clients. Currently, the top fifty payors represent over 83% of AEON’s billings with 39% of these billings representing in-network insurance charges. No single customer (payor) accounts for more than 15% of AEON’s revenue or income.

As stated elsewhere in this Report, for the fiscal year ended December 31, 2014, AEON generated gross revenue of $24,100,000 and net income of $10,824,000. For the nine months ended September 30, 2015, AEON generated gross revenue of $21,643,000 (unaudited) and net income of $6,889,000 (unaudited).

Billing for laboratory services is a complicated process involving many payors such as MCOs, Medicare, Medicaid, physicians and physician groups, hospitals, patients and employer groups, all of which have different billing requirements. In addition, billing process arrangements with third-party administrators may further complicate the billing process. For its billing systems, AEON is currently utilizing CollaborateMD as its billing software.

AEON is currently working to become an in-network provider under contract with 100% of its private health insurance payors which it believes will result in higher volumes and higher collections. AEON has a staff of seven focusing on contracting with private health insurance payors and the credentialing required to be an in-network provider. The Company’s initial focus on been on the large, national payors and AEON recently signed a national contract with United Healthcare. As the Company shifts its focus to the large, national payors, management expects the percentage of in-network billings to rapidly increase.

AEON markets its services across a wide spectrum of physician specialties, physician organizations, behavioral and mental health rehabilitation groups, third party administrators (“TPA’s”), pharmacy benefit manager (“PBM’s”), small—medium—large healthcare systems and hospitals utilizing multiple channels including direct marketing, independent agents and distributors.

AEON’s three principal marketing channels include:

•	Direct Marketing – AEON employees call direct on accounts ranging from large, national payors to individual physicians.

•	Independent Agents – AEON has relationships with independent agents who are directly calling on doctors and selling multiple products and services.

•	Distributors – AEON has also teamed with sellers of other medical-related products who offer AEON’s testing services along with their offerings.

AEON’s early marketing strategy involved sending salespeople or independent agents into the field calling directly on individual/independent doctors to use AEON’s services, leveraging independent agents who were already calling on the doctors and selling them a variety of other products and services to produce higher testing volumes. AEON’s marketing approach was based upon an approach which emphasized personally developing the agent network and also marketing AEON’s service-oriented approach as compared to the big, national labs. An early differentiator was (and continues to be) AEON’s willingness to work with the medical provider’s EMR systems—this creates “stickier” customers with higher retention and disincentive for the customers to switch testing companies once AEON is in their EMR system.

AEON is currently refining its marketing strategy to focus on large institutional accounts including large national payors and management companies, large hospitals, hospital systems, treatment centers and other labs. AEON has made significant staff additions to its direct marketing team with emphasis on these larger institutional accounts. The key goal is to reduce the cost of acquisition per new patient and per test. As AEON focuses on direct calling to larger accounts, it will concurrently look to reduce dependence on independent agents, giving AEON better control and lower cost per test. However, the sheer volume of independent agent-driven testing will keep this channel as a significant revenue contributor for the near term.

In conjunction with marketing to larger institutional and national accounts, AEON Company is also targeting to have 100% of its revenues under contract and in-network—targeting over 60% of revenues contracted/in-network by the end of 2016 and over 70% in 2017. The key benefits to this approach are higher test volumes and a higher percentage of collections. These benefits are expected to more than offset the generally lower negotiated in-network rates, while also providing some stability from potential future reimbursement rate reduction pressure.

As AEON continues to grow, it plans to pursue additional Lab-to-Lab Reference relationships to further drive increased contracted volume with lower cost of acquisition per new patient and per test. Under this model large accounts would contract with AEON under two primary scenarios:

•	Large account with its own existing lab contracts with AEON to serve as a reference lab;

•	Large account without a lab contracts with AEON as a reference lab. In this case AEON will help the account build out a lab and may also provide lab management services.

In each case, AEON believes it will gain significant volumes of new contracted testing.

Industry Background; Competition

The clinical laboratory business is intensely competitive. AEON competes with laboratories owned by hospitals, many larger and smaller independent laboratories, as well as physician office laboratories. The clinical laboratory industry consists primarily of three types of providers: hospital-based laboratories, physician-office laboratories and independent clinical and anatomical pathology laboratories. AEON believes that in 2014, the U.S. clinical laboratory testing industry generated revenues of approximately $60.0 billion based on Washington G-2 reports and other industry publications. The Centers for Medicare and Medicaid Services of the Department of Health and Human Services have estimated that in 2014 there were more than 8,900 hospital-based laboratories, 121,200 physician-office laboratories and 5,900 independent clinical laboratories in the U.S.

Through 2020, the diagnostic and medical laboratory market sector is forecasted to grow at an annualized rate of 6.2%. Demand for industry services is expected to grow due to a number of factors including the movement towards preventative care, the aging population, higher illicit drug use and the increasing trend towards personalized medicine. Another factor impacting the growth of the sector is the increase in the number of insured individuals under the Affordable Care Act. Management believes that large healthcare organizations including payors, providers and administrative service providers will drive increasing testing volumes as they strive to guide the treatment of patients, ensure safe use of prescriptions and help doctors provide the highest level of care.

AEON believes that the key differentiating factors giving it advantages over its competitors include:

•	Solutions - AEON provides a full suite of medical testing solutions with rapid reporting.

•	Processes - AEON complements its skilled medical and analytical staff with the use of robotic testing systems for precision and speed; each step is automated to avoid human error. This approach enables AEON to provide the fastest, most-reliable turn-around times in the industry for each professional test.

•	Reviews - AEON reviews every test result three times for complete confidence; the testing outcomes are reviewed by two different professionals (degreed in biology, chemistry or related sciences), then the final report undergoes a review by a senior scientist before being released. This human touch provides oversight that cannot be achieved by fully-automated reporting processes.

•	Reports - Testing reports are comprehensive and easy-to-understand; in each testing protocol the outcomes are produced in formats that a physician can quickly grasp; delivered via portal, fax or EMR.

•	Assistance - AEON provides professional assistance in the interpretation of results; trained scientists and/or genetic counselors are on-hand to help the physician understand the results and integrate them into a patient’s overall treatment plan.

•	Retention - All samples are retained for four months; unlike most other labs, all specimens are held for long period in the event that re-testing if required. This back-up helps physicians to reduce liability concerns.

•	Compliance - AEON employs full-time staff focused on compliance and regulation, is in compliance with all requirements, and all employees adhere strictly to AEON’s compliance program. Through training, education and AEON’s Medical Testing Marketing Platform (MTMP), employees are held to the highest regulatory and ethical standards while retaining a focus on customer satisfaction.

•	Training - Training is provided regularly to AEON customers; helping to integrate medical testing into the protocols of a customer’s practice and ensuring proper testing are followed at all times.

•	Collaboration - AEON employees are hands-on partners with their customers, providing proactive support, patient education and long-term integration of medical testing within the practice or clinic.

•	Partnership - AEON seeks to build a long-term working relationship, earning the customer’s business through its superior products and service.

Diagnostic and medical laboratories are an integral part of patients’ medical evaluation and treatment providing healthcare practitioners with information concerning the onset, severity and cause of patients’ ailments and illnesses. The toxicology laboratories industry is in the growth stage of its life cycle, which is characterized by stronger growth than that of the overall economy, due to rapidly changing technologies and increasing market acceptance of the industry’s services. Over the next five years to 2020, industry revenue is forecast to increase at an annualized rate of 4.7% (as estimated by IBIS). Demand for industry services is expected to grow due to a number of factors including the movement towards preventative care, the aging population, higher illicit drug use and the increasing trend towards personalized medicine. Out-of-pocket costs for laboratory services are expected to decline, due to the healthcare insurance mandates, spurring demand for industry services.

Toxicology laboratories test an individual’s blood, urine or saliva for the presence of drugs or chemicals. Customers include hospitals, physicians and other health care providers, commercial clients and law enforcement who use the test results to assist in the detection of medication and other substances in the patient’s system. Healthcare provider’s use this information to guide the treatment of patients, ensure safe use of prescriptions and help doctors provide the highest level of care. Employers use the information to screen potential employees or for on-going testing for the use of illicit drugs. Typically, industry operators examine immunoassay, gas chromatography or gas chromatography/mass spectrometry (GC/MS) to detect for broad-based drug groups, such as opiates, benzodiazepines or barbiturates.

Higher illicit drug use is the primary driver of employers’ demand for toxicology tests. According to the latest data available from the Society for Human Resource Management, in 2011, 57.0% of businesses in the United States required employees to take drug tests. According to the Substance Abuse and Mental Health Services Administration’s (SAMHSA) 2013 National Survey on Drug Use and Health, 24.6 million Americans aged 12 and older used illicit drugs in the past month, or 9.4% of total adults aged 12 and older, up from 8.9% in 2010.

The high incidence of illicit drug and substance abuse in the United States has driven the demand for toxicology tests for employers and law enforcement, among others. Technological advances in toxicology testing have become increasingly available, accurate and cost-effective, enabling industry operators to test for more substances with higher accuracy. As a result of the Patient Protection and Affordable Care Act (the “Affordable Care Act” or “ACA”), the number of people with health insurance is increasing, encouraging visits to the physician and bolstering demand for toxicology labs to test for abnormalities or substances in blood and urine tests.

The toxicology laboratories industry is highly fragmented, due to being composed of small toxicology laboratories that primarily cater to regional demand, such as the local law enforcement sector. However, some large-scale companies have entered the market and have provided toxicology testing services to some markets (e.g. employers that have a multitude of establishments) throughout the United States. Over the past five years, market share concentration has increased as a result of stronger merger and acquisition activity. Key industry competitors include Ameritox, Aegis, Dominion and Quest Diagnostics. AEON believes that ongoing consolidation in the clinical laboratory testing business will continue. In addition, AEON believes that it and the other large independent clinical laboratory testing companies will be able to increase their share of the overall clinical laboratory testing market due to a number of factors, including cost efficiencies afforded by large-scale automated testing, reimbursement reductions and managed health care entities that require cost efficient testing services and large service networks. In addition, legal restrictions on physician referrals and their ownership of laboratories, as well as increased regulation of laboratories, are expected to contribute to the continuing consolidation of the industry.

Pharmacogenomics seeks to apply the field of genomics to improve the efficacy and safety of therapeutics. Simply put, pharmacogenomics is genetic-based testing to determine patient therapy. Pharmacogenomics testing services give doctors and healthcare provider’s insight into the genetic makeup of each of their patients and how their bodies metabolize and respond to different medications. The information in comprehensive pharmacogenomics testing reports give doctors the ability to prescribe medications and treatments based upon the individual’s genetic makeup.

Due to genetic variations, many patients experience adverse drug reactions (“ADRs”) from drugs that are relatively safe for others. ADRs are a significant cause of mortality and morbidity, which contribute to in-creased economic cost as well as human cost. In the JAMA study, “Incidence of Adverse Drug Reactions in Hospitalized Patients, of the incidence of ADRs, the authors estimated that in 1994, 2,216,000 hospitalized patients had serious ADRs and 106,000 patients had fatal ADRs. Based on those estimates, ADRs are between the fourth and sixth most common causes of death in the United States. ADRs are estimated to result in $1.56 billion to $4.0 billion dollars in direct hospital costs each year.

Regulation; Medicare and Private Reimbursement Policies

AEON’s business is impacted by extensive and frequently changing laws and regulations in the United States (at both, the federal and state levels), and the other jurisdictions in which it conducts business. These laws and regulations include regulations particular to AEON’s business, and laws and regulations relating to conducting business. AEON is also subject to inspections and audits by governmental agencies.

AEON’S testing business is subject to laws and regulations related to the protection of the environment, the health and safety of employees and the handling, transportation and disposal of medical specimens, infectious and hazardous waste and radioactive materials. For example, the U.S. Occupational Safety and Health Administration (“OSHA”) has established extensive requirements relating specifically to workplace safety for healthcare employers in the U.S. This includes requirements to develop and implement multi-faceted programs to protect workers from exposure to blood-borne pathogens, including preventing or minimizing any exposure through needle stick injuries. For purposes of transportation, some biological materials and laboratory supplies are classified as hazardous materials and are subject to regulation by one or more of the following agencies: the U.S. Department of Transportation, the U.S. Public Health Service, the U.S. Postal Service and the International Air Transport Association. AEON generally uses third-party vendors to dispose of regulated medical waste, hazardous waste and radioactive materials, and contractually requires them to comply with applicable laws and regulations.

AEON is required to comply with laws and regulations in the United States (at the federal and state levels), and jurisdictions outside the United States in which AEON conducts business, including the European Union, regarding protecting the security and privacy of certain healthcare and personal information. These privacy and security laws include the federal Health Insurance Portability and Accountability Act, as amended, and the regulations thereunder (collectively, “HIPAA”). The HIPAA security regulations establish requirements for safeguarding protected health information. The HIPAA privacy regulations establish comprehensive federal standards regarding the uses and disclosures of protected health information. Together, these laws and regulations establish a complex regulatory framework, and may require a healthcare provider to notify individuals or the government if the provider discovers certain breaches of personal information or protected health information. AEON maintains policies and practices in place, designed to meet all applicable requirements.

All U.S. laboratories that perform drug testing for certain public sector employees and employees of certain federally regulated businesses are required to be certified as meeting the detailed performance and quality standards of the Substance Abuse and Mental Health Services Administration. In order to obtain access to controlled substances used to perform drugs-of-abuse testing in the United States, laboratories must be licensed by the Drug Enforcement Administration. All of AEON’s laboratories, which perform the type of testing described in this paragraph are certified and licensed as required.

The Center for Medicaid and Medicare Services regulate all laboratory testing performed on humans through the Clinical Laboratory Improvements Amendment of 1988. CLIA extends federal oversight to virtually all clinical laboratories by requiring that they be certified by the federal government or by a federally-approved accreditation agency. CLIA requires that all clinical laboratories meet quality assurance, quality control, and personnel standards. Laboratories also must undergo proficiency testing and are subject to inspections.

Standards for testing under CLIA are based on the complexity of the tests performed by the laboratory, with tests classified as “high complexity,” “moderate complexity,” or “waived.” Laboratories performing high complexity testing are required to meet more stringent requirements than moderate complexity laboratories. Laboratories performing only waived tests, which are tests determined by the Food and Drug Administration to have a low potential for error and requiring little oversight, may apply for a certificate of waiver exempting them from most of the requirements of CLIA. The sanctions for failure to comply with CLIA requirements include suspension, revocation or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business; cancellation or suspension of the laboratory’s approval to receive Medicare and/or Medicaid reimbursement, as well as significant fines and/or criminal penalties. The loss or suspension of a CLIA certification, imposition of a fine or other penalties, or future changes in the CLIA law or regulations (or interpretation of the law or regulations) could have a material adverse effect on AEON.

AEON is also subject to state and local laboratory regulation. CLIA provides that a state may adopt laboratory regulations different from, or more stringent than those under federal law, and a number of states have implemented their own laboratory regulatory requirements. State laws may require that laboratory personnel meet certain qualifications, specify certain quality controls, or require maintenance of certain records.

Existing federal laws governing federal health care programs, including Medicare and Medicaid, as well as similar state laws, impose a variety of broadly described fraud and abuse prohibitions on health care providers, including clinical laboratories. These laws are interpreted liberally, and enforced aggressively by multiple government agencies, including the U.S. Department of Justice, HHS’ Office of Inspector General

(“OIG”), and various state agencies. Historically, the clinical laboratory industry has been the focus of major governmental enforcement initiatives. The federal government’s enforcement efforts have been increasing over the past decade, in part as a result of the enactment of HIPAA, which included several provisions related to fraud and abuse enforcement, including the establishment of a program to coordinate and fund federal, state and local law enforcement efforts. The Deficit Reduction Act of 2005 also included new requirements directed at Medicaid fraud, including increased spending on enforcement and financial incentives for states to adopt false claims act provisions similar to the federal False Claims Act. Recent amendments to the False Claims Act, as well as other enhancements to the federal fraud and abuse laws enacted as part of the ACA, are widely expected to further increase fraud and abuse enforcement efforts. For example, the ACA established an obligation to report and refund overpayments from Medicare within 60 days of identification; failure to comply with this new requirement can give rise to additional liability under the False Claims Act and Civil Monetary Penalties statute. On February 16, 2012, CMS issued a proposed rule to establish regulations addressing the reporting and returning of overpayments. Although the rule has not been finalized, cases have started to emerge with potential False Claims Act liability for retaining an overpayment beyond the 60-day deadline and the necessity to act quickly once an overpayment has been identified.

The federal health care programs’ anti-kickback law (the “Anti-Kickback Law”) prohibits knowingly providing anything of value in return for, or to induce, the referral of Medicare, Medicaid or other federal health care program business. Violations can result in imprisonment, fines, penalties, and/or exclusion from participation in federal health care programs. The OIG has published “safe harbor” regulations which specify certain arrangements that are protected from prosecution under the Anti-Kickback law if all conditions of the relevant safe harbor are met. Failure to fit within a safe harbor does not necessarily constitute a violation of the Anti-Kickback Law; rather, the arrangement would be subject to scrutiny by regulators and prosecutors and would be evaluated on a case by case basis. Many states have their own Medicaid anti-kickback laws and several states also have anti-kickback laws that apply to all payers (i.e., not just government health care programs).

From time to time, the OIG issues alerts and other guidance on certain practices in the health care industry that implicate the Anti-Kickback Law or other federal fraud and abuse laws.

Violations of other fraud and abuse laws also can result in exclusion from participation in federal health care programs, including Medicare and Medicaid. One basis for such exclusion is an individual or entity’s submission of claims to Medicare or Medicaid that are substantially in excess of that individual or entity’s usual charges for like items or services. In 2003, the OIG issued a notice of proposed rulemaking that would have defined the terms “usual charges” and “substantially in excess” in ways that might have required providers, including AEON, to either lower their charges to Medicare and Medicaid or increase charges to certain other payers to avoid the risk of exclusion. On June 18, 2007, however, the OIG withdrew the proposed rule, saying it preferred to continue evaluating billing patterns on a case-by-case basis. In its withdrawal notice, the OIG also said it “remains concerned about disparities in the amounts charged to Medicare and Medicaid when compared to private payers,” that it continues to believe its exclusion authority for excess charges “provides useful backstop protection for the public fisc from providers that routinely charge Medicare or Medicaid substantially more than their other customers” and that it will continue to use “all tools available … to address instances where Medicare or Medicaid are charged substantially more than other payers.” Thus, although the OIG did not proceed with its rulemaking, an enforcement action under this statutory exclusion basis is possible and, if pursued, could have an adverse effect on AEON. The enforcement by Medicaid officials of similar state law restrictions also could have a material adverse effect on AEON.

Under another federal statute, known as the “Stark Law” or “self-referral” prohibition, physicians who have a financial or a compensation relationship with a clinical laboratory may not, unless an exception applies, refer Medicare patients for testing to the laboratory, regardless of the intent of the parties. Similarly, laboratories may not bill Medicare for services furnished pursuant to a prohibited self-referral. There are several Stark law exceptions that are relevant to arrangements involving clinical laboratories, including: 1) fair market value compensation for the provision of items or services; 2) payments by physicians to a laboratory for clinical laboratory services; 3) an exception for certain ancillary services (including laboratory services) provided within the referring physician’s own office, if certain criteria are satisfied; 4) physician investment in a company whose stock is traded on a public exchange and has stockholder equity exceeding $75 million; and 5) certain space and equipment rental arrangements that are set at a fair market value rate and satisfy other requirements. All of the requirements of a Stark Law exception must be met in order for the exception to apply. Many states have their own self-referral laws as well, which in some cases apply to all patient referrals, not just Medicare.

There are a variety of other types of federal and state fraud and abuse laws, including laws prohibiting submission of false or fraudulent claims. AEON takes all laws and regulations applicable to its industry very seriously, and therefore, conducts its business in compliance with all applicable federal and state fraud and abuse laws. However, AEON is unable to predict how these laws will be applied in the future, and as such, AEON gives no assurances that its arrangements will not be subject to scrutiny under such laws. Sanctions for violations of these laws may include exclusion from participation in Medicare, Medicaid and other federal or state health care programs, significant criminal and civil fines and penalties, and loss of licensure. Any exclusion from participation in a federal health care program, or any loss of licensure, arising from any action by any federal or state regulatory or enforcement authority, would likely have a material adverse effect on AEON’s business. Finally, any significant criminal or civil penalty resulting from such proceedings could also have a material adverse effect on AEON’s business.

Medicare beneficiaries’ access to laboratory testing will be integral to the industry’s growth over the next five years. In April 2014, the Protecting Access to Medicare Act of 2014 was enacted into law, which will significantly affect the Clinical Laboratory Fee Schedule (“CLFS”). Most diagnostic services are assigned a code under the Current Procedural Terminology (“CPT”) coding system created by the American Medical Association in 1966. Typically, the CPT code is a five-digit number that is assigned to an item or service, with genetic tests billed using CPT laboratory and pathology codes. In 1984, Congress authorized the creation of the Medicare Clinical Laboratory Fee Schedule for clinical laboratory services. The CLFS is, in reality, many fee schedules, as each carrier is required to establish its own schedule. Payments allowable under the CLFS were to be adjusted annually based on the Consumer Price Index, an index that grew at a rate below the rate of inflation for medical goods and services. One year later, Congress established a National Limitation Amount (NLA) to establish a cap on fees for laboratory services. Following establishment of the NLA, the maximum allowable charge for laboratory services covered by Medicare was the lesser of the provider’s charge for the service, the applicable carrier’s fee schedule amount, or the NLA. Starting in 2017, Medicare payments for clinical diagnostic laboratory tests will be determined by a market-based payment system, effectively basing Medicare payments on the weighted median of private payers’ payment rates for each test. Overall, the Congressional Budget Office (“CBO”) projects that these reforms to the CLFS will cut Medicare spending by $1.0 billion between 2014 and 2019 and an additional $2.5 billion from 2014 to 2024. Overall, this legislation will require laboratories to report variations in payment rates, such as varying payments across payers, thus likely translating to fewer discrepancies in payments. Diagnostic and medical laboratories will likely contend with increasingly competitive reimbursement rates. In addition, laboratories can be fined up to $10,000 per day for failing to report or misrepresenting laboratory payments.

The Medicaid program is a joint state-federal medical assistance program established and governed by Title XIX of the Social Security Act. The program provides assistance to more than fifty million Americans, approximately half of whom are children. The federal government has established broad guidelines for the program. States are free to administer their programs and to establish their own eligibility standards, type and scope of services, and payment rates. States must provide Medicaid benefits to certain individuals who are deemed “categorically needy;” most of these individuals are indigent women and children, and people receiving Social Security disability benefits. States may also provide benefits to individuals who are not “categorically needy” but who are deemed to be in need of assistance. In addition, children who do not qualify for benefits under Medicaid may be eligible to participate in the State Children’s Health Insurance

Program (SCHIP) under Title XIX of the Social Security Act. Medicaid programs also are substantial payors for care provided in skilled nursing facilities. Given this mix of beneficiaries, Medicaid programs are important payors for items and services that are needed by women, children and nursing home residents.

Under the Medicaid program states are required to cover inpatient and outpatient hospital services, physician services, childhood vaccines, and certain laboratory and imaging services. Each state has its own drug testing laws, which limits the extent to which large-scale toxicology laboratories can enter the market and cater to demand throughout the United States.

The Early and Periodic Screening, Diagnostic and Treatment (“EPSDT”) benefit provides comprehensive and preventive health care services for children under age 21 who are enrolled in Medicaid. States are required to provide comprehensive services and furnish all Medicaid coverable, appropriate, and medically necessary services needed to correct and ameliorate health conditions, based on certain federal guidelines. Laboratory testing is covered under EPSDT. In addition, States are required to provide any additional health care services that are coverable under the Federal Medicaid program and found to be medically necessary to treat, correct or reduce illnesses and conditions discovered regardless of whether the service is covered in a state’s Medicaid plan. It is the responsibility of states to determine medical necessity on a case-by-case basis Private payors are likely to consider the following in making coverage decisions regarding genetic tests: current signs and symptoms of the disease the test is intended to diagnose or rule out; personal or family history or risk factors for the disease; whether the test is considered to be investigational or experimental; the site at which the test will be performed; and whether the test will influence management or treatment of the disease.

Like Medicare, private insurers are beginning to show interest in the use of scientific or medical evidence as a basis for coverage decisions. Some private payors are using a formalized technology assessment process to evaluate new tests and treatments. For example, Blue Cross Blue Shield employs a Technology Evaluation Center, the function and goals of which closely resemble Medicare’s Technology Assessment process.

Many private payors have adopted the use of CPT codes and a laboratory fee schedule, making their processes similar to what Medicare employs. Some payors adopt the Medicare approach on an almost wholesale basis, agreeing to pay providers, for example, “95% of the Medicare Fee Schedule.”

The Toxicology Laboratories industry is subject to a heavy level of federal, state and local regulation. The Centers for Medicare and Medicaid Services (CMS) regulates all laboratory testing (except research) performed on humans in the United States through the Clinical Laboratory Improvement Amendments (CLIA). CLIA extends federal oversight to virtually all clinical laboratories by requiring that they be certified by the federal government or by a federally approved accreditation agency. Pursuant to CLIA, clinical laboratories must meet quality assurance, quality control and personnel standards. Labs must also undergo proficiency testing by the College of American Pathologists and are subject to inspections. All clinical laboratories must be properly certified to receive Medicare or Medicaid payments. Drug testing for public-sector employees, a staple of the Toxicology Laboratories industry, is regulated by the Substance Abuse and Mental Health Services Administration, which has established detailed performance and quality standards that laboratories must meet in order to be approved to perform drug testing on employees of federal government contractors and certain other entities.

Management believes that the regulatory landscape, particularly reimbursement rates set by the laboratory fee schedule, will likely become more stringent over the next five years. Starting in 2017, Medicare’s fee schedule will be determined by private payer rates, with more favorable reimbursements for single-source proprietary tests. This change will likely lower the incidence of pain physicians demanding a multitude of high-tech tests for detecting whether or not Medicare beneficiaries use specific drugs. As a result, there will likely be rising demand for proprietary toxicology tests that test for numerous drugs simultaneously.

In March 2010, President Obama signed the Patient Protection and Affordable Care Act. While the laboratory industry agreed to a five-year annual rate reduction of 1.75% to the Medicare clinical lab fee schedule under healthcare reform, the long-term positives are expected to outweigh this reduction. Healthcare coverage has been mandated since 2010, which has stimulated laboratory testing volumes. The PPACA’s inclusion of laboratory services as part of the basic coverage for those currently uninsured will increase the number of patients with access to industry services. Under the PPACA, Medicare will cover the entire cost of preventive services, such as screening tests. In addition, all private health plans must also provide coverage for preventive services.

Facilities and Equipment; Technology

AEON provides its services utilizing state of the art testing equipment and proprietary sampling preparation at its 28,000 square foot campus in Gainesville, Georgia. AEON also uses the latest in robotic sample preparation machinery for its toxicology, pharmacogenomics and hereditary cancer testing. Robotic sample preparation increases AEON’s throughput, as well as minimizes the potential for human errors.

We lease our facilities. under a lease agreement dated March 1, 2014, as amended January 20, 2016. The lease, as amended, provides for a term of 12 years expiring March 2026. The lease payments are as follows:

monthly rent of $46,500 from February 1, 2016 through March 31, 2017;

the monthly rent of $48,000 from April 1, 2017 through March 31, 2018;

the monthly rent of $49,500 from April 1, 2018 through March 31, 2019 the monthly rent of $51,000 from April 1, 2019 through March 31, 2020;

the monthly rent of $52,500 from April 1, 2020 through March 31, 2021;

the monthly rent of $54,000 from April 1, 2021 through March 31, 2022;

the monthly sum of $55,500 from April 1, 2022 through March 31, 2023;

the monthly rent of $57,000 from April 1, 2023 through March 31, 2024;

the monthly rent of $58,500 from April 1, 2024 through March 31, 2025; and

the monthly rent of $60,000 from April 1, 2025 through March 31, 2026.

In connection with the lease agreement, as security for its rent and other obligations under the lease, AEON has provided to the landlord a first priority lien and security interest in substantially all of its assets.

The landlord under the lease is Centennial Properties of Georgia, LLC, a Georgia limited liability company. Centennial is owned by Sonny Roshan, Shawn Desai, Pyarali Roy and Sohail Ali, all of whom are AEON members and will be receiving AHC Common Stock as a result of the transaction. Mr. Roshan is the Chairman of AEON and will be the Chairman of AHC. Mr. Desai is the Chief Technology Officer of AEON. Mr. Roy is the Chief Strategy Officer of AEON.

AEON uses state of the art equipment to evaluate urine specimens for both prescribed and recreational drugs. Specialized machines are used to evaluate DNA derived from human saliva which helps doctors determine which medications are most effective for their patients according to their DNA.

In addition to its testing equipment the Company also utilizes state of the art software applications sold by third party providers. AEON is currently using Comtron’s LABGEN™ Laboratory Information System but is updating to ComProMed’s Polytech LIS. The Polytech software will give the Company added functionality while continuing to allow AEON to interface directly with existing EHR and other systems enabling fast and secure communication of test results. AEON also utilizes Translational Software for Pharmacogenomics and PierianDx for Cancer Genomics.

The Company believes that there has been a tremendous push over the past five years to increase the level of automation in toxicology laboratories. The increased automation has been driven by a combination of factors including shortage of medical technologists, price decreases and improved modularity.

Employees

At January 15, 2015, AEON had approximately 115 full time employees, 39 independent contractors, and 72 independent sales representatives or distribution groups. AEON has no collective bargaining agreements with unions covering its employees, and believes that its overall relations with its employees are good.

DESCRIPTION OF AHC HISTORICAL BUSINESS

AHC and its subsidiaries provide secure web-based revenue cycle management applications and telehealth products and services that enable healthcare organizations to increase revenues, improve productivity, reduce costs, coordinate care for patients and enhance related administrative and clinical workflows and compliance with regulatory requirements. Our web-based services are delivered as Software as a Service (SaaS) to our customers interfacing seamlessly with billing, information and document management systems. These solutions incorporate multiple features and security technologies such as business-rules based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication, automated audit trails and remote patient management capabilities. Both web and fax-based communications are integrated into automated, secure and trusted workflow solutions.

AHC’s telehealth solutions provide in-home patient vital signs monitoring systems and services to improve care for patients and reduce the cost of care by delivering results to their healthcare providers via the Internet.

AHC’s telehealth solutions combine our tablet or Electronic House Call™ patient vital signs monitoring appliances or our Interactive Voice Response patient vital signs monitoring solution with a web-based management and monitoring software module. Both solutions enable unattended measurements of patients’ vital signs and related health information and are designed to aid wellness and preventative care and deliver better care to specific patient segments that require regular monitoring of medical and behavioral health conditions. Healthcare providers can easily view each specific patient’s vital statistics and make adjustments to the patient’s care plans securely via the Internet. The service provides a combination of care plan schedule reminders and comprehensive disease management education as well as intelligent routing to alert on-duty caregivers whenever a patient’s vital signs are outside of the practitioner’s pre-set ranges. Healthcare providers and health insurers are also expected to benefit by having additional tools to improve patient care and reduce in-person and emergency room patient visits and hospital readmissions.

We operate our Authentidate business in the United States with technology and service offerings that address emerging growth opportunities based on the regulatory and legal requirements specific to each market. Our AHC business is engaged in the development and sale of web-based services largely based on our Inscrybe® platform and related capabilities and our telehealth products and services. In recent years we have focused our efforts on developing and introducing solutions for use in the healthcare information technology industry. Inscrybe® Healthcare is a secure web-based revenue cycle management workflow automation solution that enables healthcare industry participants to securely exchange and track a variety of documents, certificates, authorizations, and other information over different modes of communication, including electronic and fax delivery. Inscrybe Healthcare incorporates electronic signatures, business- rules based electronic forms, content authentication using AuthentiProof, workflow intelligence for routing and transaction management, and identity credentialing and verification. Inscrybe Healthcare allows users to simplify complex clinical and administrative processes required for patient care, and facilitates order processing, online review and electronic signature of healthcare documentation, while validating the identity of the parties involved. Further, it is designed to comply with Health Insurance Portability and Accountability Act (HIPAA) guidelines. We designed the system in a modular fashion so it is easily configurable to meet customer needs and allows for the migration from current paper-based processes to an efficient paperless automated work environment. It is used to track and manage all kinds of structured and unstructured data and can be interfaced with existing in-house and external systems, including Health Information Exchange infrastructures. Inscrybe Healthcare includes the following workflow automation solutions:

•	Inscrybe Referral and Order Management - provides an automated process for the exchange, update, completion and management of healthcare orders including certificates of medical necessity, plan-of-care forums, written orders, interim orders, prior authorizations, claim attachments and other supporting documentation required by healthcare payors for reimbursement of medical equipment and service claims from care providers. The physician module available with this solution provides physicians and their staff members with the ability to automate the referral order entry and tracking process and enables physicians to electronically sign order documents securely on the web. Physicians can also use this solution to refer patients to other physicians, communicate with patients using secure e-mail and track billable signatures and time spent managing patient care plans to support reimbursements. The solution’s community portal and workflow features enable home care and post-acute care providers, hospitals, health insurers and physicians to streamline important workflow processes which facilitate timely patient care, accelerate referral completion and reimbursement, maximize productivity, enhance compliance and reduce costs.

•	Inscrybe Hospital Discharge - automates the hospital discharge planning process and enables hospital case managers, social workers, and discharge planners to optimize the patient discharge process. The Hospital Discharge solution uses defined workflows for patient discharge referrals, eligibility verification and acceptance, and automatic notifications to suitable care facilities or home care providers. The solution improves hospital facility utilization by optimizing patient length-of-stay and bed turnover and can incorporate input from family members into the discharge process resulting in a more efficient, cost-effective discharge planning process and enhanced compliance with patient care plans. Hospitals can also use this solution to monitor post-discharge patient care to help reduce hospital readmissions and related costs imposed by recent regulatory reforms.

We intend to continue our efforts to market AHC’s web-based services and related products in our target markets. We also intend to focus on identifying additional applications and markets where our technology can address customer needs. However, AHC has incurred significant recurring losses and our operations and product development activities have required substantial capital investment to date. These factors, among others, raise substantial doubt about our ability to continue as a going concern based on our historical business and in the event that the AEON transaction becomes subject to any rescission.

Our current AHC business revenues consist principally of transaction fees for web-based hosted software services and revenues from hardware sales, monthly monitoring services and maintenance fees from our telehealth business. For the fiscal year ended June 30, 2015 one customer accounted for approximately 45% of AHC’s consolidated revenues. Growth in our AHC business is affected by a number of factors, including general economic and business conditions, and is characterized by long sales cycles. The timing of customer contracts, implementations and ramp-up to full utilization can have a significant impact on results and we believe our results over a longer period of time provide better visibility into our performance.

RISK FACTORS

You should carefully consider all of the information set forth in this Report on Form 8-K, including the following risk factors, before deciding to invest in any of our securities. The risks below are not the only ones that we face. Additional risks not presently known to us, or that we presently deem immaterial, may also negatively impact us. Our newly acquired AEON business, consolidated financial condition, revenues, results of operations, profitability, reputation or cash flows could be materially impacted by any of these factors.

This Report on Form 8-K also includes forward-looking statements that involve risks or uncertainties. Our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described below related to our newly acquired AEON business and those we have previously disclosed in our reports filed with the SEC under the Securities and Exchange Act of 1934, as amended, which are incorporated herein and investors are urged to read and consider.

Cautionary Factors That May Affect Future Results

Some statements and disclosures in this document are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this document. The following important factors could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements:

•	Heightened competition from commercial clinical testing companies, hospitals, physicians and others.

•	Increased pricing pressure from customers and payers.

•	Impact of changes in payer mix, including any shift from fee-for-service to discounted or capitated fee arrangements.

•	Adverse actions by government or other third-party payers, including healthcare reform that focuses on reducing healthcare costs but does not recognize the value and importance to healthcare of diagnostic testing, unilateral reduction of fee schedules payable to us, competitive bidding, and an increase in the practice of negotiating for exclusive arrangements that involve aggressively priced capitated or fee-for-service payments by health insurers or other payers.

•	The impact upon our testing volume and collected revenue or general or administrative expenses resulting from our compliance with Medicare and Medicaid administrative policies and requirements of third-party payers. These include:

(1) the requirements of Medicare carriers to provide diagnosis codes for many commonly ordered tests (and the transition to a new coding set) and the possibility that third-party payers will increasingly adopt similar requirements;

(2) inability to obtain from patients a valid advance beneficiary notice form for tests that cannot be billed without prior receipt of the form;

(3) increased challenges in operating as a non-contracted provider with respect to health plans;

(4) the impact of additional or expanded limited coverage policies and limits on the allowable number of test units; and

(5) the impact of increased prior authorization programs for clinical testing.

•	Adverse results from pending or future government investigations, lawsuits or private actions. These include, in particular, monetary damages, loss or suspension of licenses, and/or suspension or exclusion from the Medicare and Medicaid programs and/or criminal penalties.

•	Denial, suspension or revocation of CLIA certification or other licenses for any of our clinical laboratories under the CLIA standards, revocation or suspension of the right to bill the Medicare and Medicaid programs or other adverse regulatory actions by federal, state and local agencies.

•	Changes in federal, state or local laws or regulations, including changes that result in new or increased federal or state regulation of commercial clinical laboratories, tests developed by commercial clinical laboratories or other products or services that we offer or activities in which we are engaged, including regulation by the FDA and general changes in the healthcare system and healthcare delivery.

•	Any adverse events which negatively impact our ability to perform testing, report test results or properly bill customers, or result in the disclosure of confidential information, including potential failures resulting from implementing common IT systems and other system conversions, telecommunications failures, malicious human acts (such as electronic break-ins or computer viruses) or natural disasters.

•	Development of technologies that substantially alter the practice of clinical testing, including technology changes that lead to the development of more convenient or cost-effective testing, or testing to be performed outside of a commercial clinical laboratory.

•	Inability to properly bill for our services or to obtain appropriate payments for services that we do bill.

The clinical testing business is highly competitive, and if we fail to provide an appropriately priced level of service or otherwise fail to compete effectively it could have a material adverse effect on our revenues and profitability.

The clinical testing business remains a fragmented and highly competitive industry. We compete with various types of clinical testing providers: other commercial clinical laboratories, hospital-affiliated laboratories and physician-office laboratories as well as anatomic pathology practices and large physician group practices. Hospitals may seek to leverage their relationships with community physicians and encourage the physicians to send their outreach testing to the hospital’s laboratory. In addition, hospitals that own physician practices may require the practices to refer testing to the hospital’s laboratory. In recent years, there has been a trend of hospitals acquiring physician practices, and as a result, an increased percentage of physician practices are owned by hospitals. As a result of this affiliation between hospitals and community physicians, we compete against hospital-affiliated laboratories primarily based on quality and scope of service as well as pricing. Increased hospital acquisitions of physician practices enhance physician ties to hospital-affiliated laboratories and may strengthen their competitive position.

The diagnostic information services industry also is faced with changing technology and new product introductions. Competitors may compete using advanced technology, including technology that enables more convenient or cost-effective testing. Competitors also may offer testing to be performed outside of a commercial clinical laboratory, such as (1) point-of-care testing that can be performed by physicians in their offices; (2) complex testing that can be performed by hospitals in their own laboratories; and (3) home testing that can be carried out without requiring the services of outside providers.

Our operations may be adversely impacted by the effect of trends in the U.S. healthcare system, including healthcare utilization and increased patient financial responsibility for services.

Our operations may be adversely impacted by the effects of trends in the utilization of the healthcare system in the United States. Trends in the utilization of the U.S. healthcare system can be influenced by such factors as unemployment, under-employed workers, decisions to delay medical care and increased patient financial responsibility for medical care. Declining utilization of the U.S. healthcare system may result in a decline in the number of patients who seek clinical testing services.

In the current environment, patients are encouraged to take increased interest in and responsibility for, and often are bearing increased financial responsibility for, their healthcare. Our operations also may be adversely impacted by the recent trend to increased patient responsibility for payment for healthcare services, including diagnostic information services.

Government payers, such as Medicare and Medicaid, have taken steps to control the utilization and reimbursement of healthcare services, including clinical testing services.

We face efforts by government payers to reduce utilization of and reimbursement for diagnostic information services. We expect efforts to reduce reimbursements, to impose more stringent cost controls and to reduce utilization of clinical test services will continue.

From time to time, Congress has legislated reductions in, or frozen updates to, the Medicare Clinical Laboratory Fee Schedule. In addition, CMS has adopted policies limiting or excluding coverage for clinical tests that we perform. We also provide physician services which are reimbursed by Medicare under a physician fee schedule, which is subject to adjustment on an annual basis. In recent years, reductions in the Medicare Physician Fee Schedule for anatomic pathology services adversely impacted our business relative to the business of some of our competitors whose anatomic pathology business was not as sizable as ours. Medicaid reimbursement varies by state and is subject to administrative and billing requirements and budget pressures. The 2010 federal healthcare reform legislation includes further provisions that are designed to control utilization and payment levels.

In addition, over the last several years, the federal government has continued to expand its contracts with private health insurance plans for Medicare beneficiaries, called “Medicare Advantage” programs, and has encouraged such beneficiaries to switch from the traditional programs to the private programs. There has been continued growth of health insurance plans offering Medicare Advantage programs, and of beneficiary enrollment in these programs. Also in recent years, states have mandated that Medicaid beneficiaries enroll in private managed care arrangements. Recently, state budget pressures have encouraged states to consider several courses of action that may impact our business, such as delaying payments, reducing reimbursement, restricting coverage eligibility, service coverage restrictions and imposing taxes on our services.

From time to time, the federal government has considered whether competitive bidding can be used to provide clinical testing services for Medicare beneficiaries at attractive rates while maintaining quality and access to care. Congress periodically considers cost-saving initiatives as part of its deficit reduction discussions. These initiatives have included coinsurance for clinical laboratory services, co-payments for clinical laboratory testing and further laboratory fee schedule reductions.

Third parties, including health plans, have taken steps to control the utilization and reimbursement of health services, including clinical testing services.

We face efforts by non-governmental third-party payers, including health plans, to reduce utilization of and reimbursement for clinical testing services. For example, in light of health care reform, there is increased market activity regarding alternative payment models, including bundled payment models. We expect continuing efforts by third-party payers, including in their rules, practices and policies, to reduce reimbursements, to impose more stringent cost controls and to reduce utilization of clinical test services. ACOs and IDNs also may undertake efforts to reduce utilization of, or reimbursement for, diagnostic information services.

The healthcare industry has experienced a trend of consolidation among health insurance plans, resulting in fewer but larger insurance plans with significant bargaining power to negotiate fee arrangements with healthcare providers, including clinical testing providers. These health plans, and independent physician associations, may demand that clinical testing providers accept discounted fee structures or assume all or a portion of the financial risk associated with providing testing services to their members through capitated payment arrangements. In addition, some health plans have been willing to limit the PPO or POS laboratory network to only a single national laboratory to obtain improved fee-for-service pricing; we may cease to be a contracted provider to a health plan. Some health plans also are reviewing test coding, evaluating coverage decisions and considering steps such as requiring preauthorization of testing. There are also an increasing number of patients enrolling in consumer driven products and high deductible plans that involve greater patient cost-sharing.

The increased consolidation among health plans also has increased pricing transparency and bargaining power and the potential adverse impact of ceasing to be a contracted provider with any such insurer. The 2010 federal healthcare reform legislation includes provisions, including ones regarding the creation of healthcare exchanges, that may encourage health insurance plans to increase exclusive contracting.

We are subject to numerous legal and regulatory requirements governing our activities, and we may face substantial fines and penalties, and our business activities may be impacted, if we fail to comply.

Our business is subject to or impacted by extensive and frequently changing laws and regulations in the United States (including at both the federal and state levels) and the other jurisdictions in which we engage in business. While we seek to conduct our business in compliance with all applicable laws, many of the laws and regulations applicable to us are vague or indefinite and have not been interpreted by the courts, including many of those relating to:

•	billing and reimbursement of clinical testing;

•	certification or licensure of clinical laboratories;

•	the anti-self-referral and anti-kickback laws and regulations;

•	the laws and regulations administered by the FDA;

•	operational, personnel and quality requirements intended to ensure that clinical testing services are accurate, reliable and timely;

•	safety and health of laboratory employees; and

•	handling, transportation and disposal of medical specimens, infectious and hazardous waste and radioactive materials.

These laws and regulations may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations, including our pricing and/or billing practices. We may not be able to maintain, renew or secure required permits, licenses or any other regulatory approvals needed to operate our business or commercialize our services. If we fail to comply with applicable laws and regulations, or if we fail to maintain, renew or obtain necessary permits, licenses and approvals, we could suffer civil and criminal penalties, fines, exclusion from participation in governmental healthcare programs and the loss of various licenses, certificates and authorizations necessary to operate our business, as well as incur additional liabilities from third-party claims. If any of the foregoing were to occur, our reputation could be damaged and important business relationships with third parties could be adversely affected.

Our business could be adversely impacted by the FDA’s approach to regulation.

The FDA has regulatory responsibility over, among other areas, instruments, test kits, reagents and other devices used by clinical laboratories to perform diagnostic testing in the United States. The FDA has announced guidance initiatives that may impact the clinical laboratory testing business. These initiatives could have a significant impact on our business, including the application of medical device excise taxes to our business. The approach may hinder our ability to develop and market new services, cause an increase in the cost of our services, delay our ability to introduce new tests or hinder our ability to perform testing.

Failure to accurately bill for our services could have a material adverse effect on our business.

Billing for diagnostic information services is complex and subject to extensive and non-uniform rules and administrative requirements. Depending on the billing arrangement and applicable law, we bill various payers, such as patients, insurance companies, Medicare, Medicaid, physicians, hospitals and employer groups. Failure to comply with applicable laws relating to billing government healthcare programs could lead to various penalties, including: (1) exclusion from participation in Medicare/Medicaid programs; (2) asset forfeitures; (3) civil and criminal fines and penalties; and (4) the loss of various licenses, certificates and authorizations necessary to operate our business.

The development of new, more cost-effective solutions that can be performed by our customers or by patients, and the continued internalization of testing by hospitals or physicians, could negatively impact our testing volume and revenues.

The diagnostic information services industry is faced with changing technology and new product introductions, including technology that enables more convenient or cost-effective testing. Competitors also may offer testing to be performed outside of a commercial clinical laboratory, such as (1) point-of-care testing that can be performed by physicians in their offices; (2) complex testing that can be performed by hospitals in their own laboratories; and (3) home testing that can be carried out without requiring the services of outside providers. Advances in technology also may lead to the need for less frequent testing. Further, diagnostic tests approved or cleared by the FDA for home use are automatically deemed to be “waived” tests under CLIA and may be performed by patients in their homes; test kit manufacturers could seek to increase sales to patients of such test kits.

Failure to establish, and perform to, appropriate quality standards to assure that the highest level of quality is observed in the performance of our diagnostic information services could adversely affect the results of our operations and adversely impact our reputation.

The provision of diagnostic information services involves certain inherent risks. The services that we provide are intended to provide information for healthcare providers in providing patient care. Therefore, users of our services may have a greater sensitivity to errors than the users of services or products that are intended for other purposes.

Negligence in performing our services can lead to injury or other adverse events. We may be sued under physician liability or other liability law for acts or omissions by our pathologists, laboratory personnel and hospital employees who are under the supervision of our hospital-based pathologists. We are subject to the attendant risk of substantial damages awards and risk to our reputation.

Our operations and reputation may be impaired if we do not comply with privacy laws or information security policies.

In our business, we generate or maintain sensitive information, such as patient data and other personal information. If we do not adequately safeguard that information and it were to become available to persons or entities that should not have access to it, our business could be impaired, our reputation could suffer and we could be subject to fines, penalties and litigation.

Security Ownership and Certain Beneficial Owners

The following table sets forth, as of the January 29, 2016, certain information regarding the beneficial ownership of the shares of Common Stock by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the shares of Common Stock and (ii) each of the Company’s directors and “named executive officers.” As of such date, there were 5,772,256 shares of Common Stock outstanding. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the relevant measurement date, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. Shares of common stock that may be acquired by an individual or group within 60 days of the relevant measurement date, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Effective at the close of business on January 22, 2016, the Company completed a one-for-nine reverse stock split of its Common Stock. All Common Stock, option and warrant amounts and related per share amounts in this table and footnotes have been presented to give effect to the reverse split.

	Common Stock
Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
5% Stockholders
Lazarus Investment Partners LLLP 3200 Cherry Creek South Drive, Suite 670 Denver, Colorado 80209	947,785	(1)	15.9%
Directors and Executive Officers
Charles C. Lucas III c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	555	(2)	*

William P. Henry c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	0	(3)	*
Roy E. Beauchamp c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	0	(4)	*
Marc A. Horowitz c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	0	(5)	*
William A. Marshall c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	31,656	(6)	*
Varinder S. Rathore c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	4,261	(7)	*
Mustafa Chagani c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	2,222	(7)	*
Ronald C. Oklewicz c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	3,242	(7)	*
Hanif A. Roshan PeachState Health Management, d/b/a AEON Clinical Laboratories 2225 Centennial Drive Gainesville, GA 30504	335,311	(8)	5.8%
Richard Hersperger PeachState Health Management, d/b/a AEON Clinical Laboratories 2225 Centennial Drive Gainesville, GA 30504	38,321	(8)	*
All current directors and executive officers as a group(2)(3)(4)(5)(6)(7)(8)	415,568		7.0%

++	Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that it beneficially owns.
#	Based on 5,772,256 outstanding shares of common stock.

*	Represents less than 1% of the issued and outstanding shares of common stock.
(1)	Based on Schedule 13D/A filed by the listed stockholder on December 17, 2015. The securities reported on this table as beneficially owned by Lazarus Management Company, LLC (“Lazarus Management”) are held by or for the benefit of Lazarus Investment Partners LLLP (“Lazarus Partners”). Includes 204,679 shares of common stock which may be issued upon conversion of 200,000 shares of Series D preferred stock. Also includes 833 shares of common stock beneficially owned by Lazarus Macro Micro Partners LLLP; Lazarus Investment Partners LLLP holds no interest in these securities and Lazarus Management Company LLC and Justin B. Borus disclaims beneficial ownership except to the extent of their pecuniary interest therein. Excludes 692,626 shares issuable upon exercise of warrants which are subject to restrictions on exercise pursuant to a lockup agreement entered into between the stockholder and the Company. Excludes 111,111 warrants issued December 15, 2015 which warrants are exercisable on the first business day following the twelve-month anniversary of the issue date, provided that if the Company consummates the initial closing of the transaction with AEON, then the initial exercise date will be the 3-year anniversary of the closing. Lazarus Management, as the investment adviser and general partner of Lazarus Partners, and Justin B. Borus, as the managing member of Lazarus Management, may be deemed to beneficially own the securities held by Lazarus Partners for the purposes of Rule 13d-3 of the Securities Exchange Act of 1934, insofar as they may be deemed to have the power to direct the voting or disposition of those securities. Neither the filing of this report nor any of its contents shall be deemed to constitute an admission that Lazarus Management or Mr. Borus is, for any other purpose, the beneficial owner of any of the securities, and each of Lazarus Management and Mr. Borus disclaims beneficial ownership as to the securities, except to the extent of his or its pecuniary interests therein.
(2)	Excludes vested options to purchase 92,557 shares of common stock which are subject to restrictions on exercise pursuant to a lockup agreement entered into between the stockholder and the Company.
(3)	Excludes options to purchase 113,062 shares of common stock which are subject to restrictions on exercise pursuant to a lockup agreement entered into between the stockholder and the Company. Of this amount options to purchase 55,555 shares of common stock are not exercisable until the company obtains the approval of its stockholders to increase the number of shares of common stock available for issuance pursuant to awards granted under the 2011 Omnibus Equity Compensation Plan.
(4)	Excludes vested options to purchase 38,721 shares of common stock which are subject to restrictions on exercise pursuant to a lockup agreement entered into between the stockholder and the Company.
(5)	Excludes vested options to purchase 40,328 shares of common stock which are subject to restrictions on exercise pursuant to a lockup agreement entered into between the stockholder and the Company.
(6)	Excludes vested options to purchase 19,444 shares of common stock and warrants to purchase 25,019 shares of common stock which are subject to restrictions on exercise pursuant to a lockup agreement entered into between the stockholder and the Company. Includes 10,234 shares of common stock issuable upon conversion of 10,000 shares of Series D preferred stock. Excludes unvested options to purchase 7,944 shares of common stock and 12,835 restricted stock units which are subject to vesting requirements.
(7)	Includes vested options to purchase 2,222 shares of common stock.
(8)	Consists of shares of common stock issued at closing and excludes any subsequent issuances of common stock which may occur in accordance with the terms and conditions of the Merger Agreement.

Certain Relationships and Related Transactions

AEON provides its services utilizing state of the art testing equipment and proprietary sampling preparation at its 28,000 square foot campus in Gainesville, Georgia. AEON leases its facilities from Centennial Properties of Georgia, LLC under a lease agreement dated March 1, 2014, as amended January 20, 2016. In connection with the lease agreement, as security for its rent and other obligations under the lease, AEON has provided to the landlord a first priority lien and security interest in substantially all of its assets.

The landlord under the lease is Centennial Properties of Georgia, LLC, a Georgia limited liability company. Centennial is owned by Sonny Roshan, Shawn Desai, Pyarali Roy and Sohail Ali, all of whom are AEON members and will be receiving AHC Common Stock as a result of the transaction. Mr. Roshan is the Chairman of AEON and will be the Chairman of AHC. Mr. Desai is the Chief Technology Officer of AEON. Mr. Roy is the Chief Strategy Officer of AEON.

Mr. Roshan’s spouse and other family members are also employees of AEON, including his brother, and sister-in-law. Mr. Roshan’s spouse received a distribution of $600,000 and salary of $24,000 during 2015.

As previously, reported, AHC had entered into an agreement in July, 2015 with William Henry, who was then serving as a director of AHC, whereby Mr. Henry became employed as AHC’s Interim Chief Strategy Officer. The terms of the agreement provided that Mr. Henry would receive a base salary of pay at the rate of $250,000 per year, which will be payable upon the expiration of the term of the employment letter. In addition, Mr. Henry will be entitled to a bonus of $200,000 in the event the Company completes a transaction resulting in a “change in control” during the term of the Employment Letter or within 150 days thereafter. As a result of the AEON transaction, Mr. Henry will receive his accrued salary and the bonus payment.

Roy E. Beauchamp, a member of the Authentidate Board of Directors, has a pre-existing Limited Agency Agreement with AEON. This agreement authorizes Roy E. Beauchamp (as the Agent) to represent AEON to potential customers for the products and services provided by AEON. This agreement provides for compensation of five thousand dollars ($5,000) per month and 5% of the selling price of products and services to customers introduced directly to AEON by Mr. Beauchamp. The agency agreement also provides for payment of 2.5 % of the selling price of products and services to customers introduced to AEON indirectly through an intermediary party. The agency agreement is for a term of one year, which commenced August 10, 2015, and may be extended by either party upon prior notice to the other party, unless such other party objects to such extension. The Agency Agreement also provides for Mr. Beauchamp to serve on a Board of Advisors for AEON.

AEON has a non-interest bearing, unsecured loan to the owners of AEON with no terms for repayment. The outstanding balance at September 30, 2015 was $2,319,500 and is shown as a reduction of Members’ Equity in its Unaudited Financial Statements for the nine months ended September 30, 2015.

During 2014, AEON made an advance to a related party with whom they lease their office and warehouse space in the amount $500,000. The advance was non-interest bearing and had no stated maturity date and was repaid in March 2015.

During the nine months ended September 30, 2015, AEON sold equipment to a related party with common ownership for $258,405 and no gain or loss was recorded. The amount is payable in monthly installments of $25,000 until the balance is paid and does not bear interest. The balance outstanding as of September 30, 2015 is $0.

During the nine months ended September 30, 2015, AEON sold equipment to a related party with common ownership for $147,914 and no gain or loss was recorded. The amount is due September 30, 2016 and does not bear interest. The balance outstanding as of September 30, 2015 is $132,362 and is shown as Note receivable - related party on its unaudited balance sheet at September 30, 2015.

AEON has due to shareholders in the amount of $215,097 as of September 30, 2015 representing amounts owed by AEON for expenses paid by the shareholders on behalf of AEON. There are no terms of repayment and no interest due.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 27, 2016, the Company received notification from The Nasdaq Stock Market LLC (“NASDAQ”) stating that the NASDAQ Listing Qualifications Hearings Panel (the “Panel”) has determined to delist the shares of the Company’s Common Stock from NASDAQ and that trading in the Company’s Common Stock will be suspended on NASDAQ effective at the open of business on Friday, January 29, 2016. The suspension is due to the Company’s continuing non-compliance with the stockholders’ equity requirement set forth in NASDAQ Listing Rule 5550(b)(1) and minimum bid price requirement in NASDAQ Listing Rule 5550(a)(2).

As previously reported, under NASDAQ Listing Rule 5110(a), a NASDAQ listed corporation must apply for initial listing in connection with a transaction whereby the NASDAQ listed corporation combines with a non-NASDAQ entity, resulting in a change of control of the NASDAQ listed corporation and potentially allowing the non-NASDAQ entity to obtain a NASDAQ listing. We previously reported that we had been advised by NASDAQ that the AEON transaction would constitute a change of control under NASDAQ Rule 5110(a).

The Panel had issued a decision in this matter on September 16, 2015 and had determined to grant the request of the Company to remain listed on The NASDAQ Stock Market, subject to the condition that, on or before January 25, 2016, the Company would announce and inform the Panel that the proposed business combination transaction has closed and that NASDAQ’s Listing Qualifications Staff (the “Staff”) has approved an initial listing application for the resulting entity. In the event that the Company was unable to meet the exception requirement, the Panel will issue a final determination to delist the Company’s Common Stock and suspend trading of the Company’s shares on The NASDAQ Capital Market. As we did not complete the AEON transaction prior to January 25, 2016, we became subject to delisting and NASDAQ issued a delisting notice to us on January 27, 2016. NASDAQ further indicated that it would complete the delisting action by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission after applicable appeal periods have lapsed.

The Company’s Common Stock became eligible for quotation on the OTC Markets’ OTCQB market tier, an electronic quotation service operated by OTC Markets Group Inc. for eligible securities traded over-the-counter, effective at the open of business on January 29, 2016. The Company’s Common Stock will continue to trade under its current trading symbol “ADAT.”

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger, the Company will issue shares of its Common Stock, as described in Item 1.01 of this Current Report on Form 8-K. At the closing held on January 27, 2016, AHC issued to the AEON members an aggregate of 958,030 total shares of AHC Common Stock (on a post-reverse split basis of 1 for 9 which was completed by AHC on January 20, 2016). The number of shares to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02. The securities to be issued by the Company in the Merger, including all potential future issuances, will be issued in a private placement exempt from registration under Section 4(a)(2) of the Act and Rule 506(b) of Regulation D, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 5.01	Changes in Control of Registrant.

The Merger constitutes a change in control of AHC. The Merger is described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that the effective time of the Merger, the executive officers of the Company will include Sonny Roshan, the current Chairman of AEON and Richard Hersperger, the current Chief Executive Officer of AEON. Additionally, effective as of the Closing, Messrs. Luce, Borus and Bonnet resigned from the Board of Directors of AHC. Mr. Bonnet also resigned as the Chief Executive Officer and President of AHC. Under his employment agreement with the Company, Mr. Bonnet is entitled to certain severance payments and benefits following his resignation, subject to his execution of a separation agreement. As of the date of this Current Report on Form 8-K, no new compensatory or severance arrangements have been entered into in connection with Mr. Bonnet’s resignation. Upon the Company’s entering into of any such arrangements in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

Management; Executive Officers

Under the terms of the Merger Agreement, the AEON members are entitled to nominate and have serve two persons to the Board of Directors of AHC. Sonny Roshan, a founder and the Chairman of AEON prior to the transaction, has been appointed Chairman of AHC. The Chief Executive Officer of AEON, Richard Hersperger has been appointed as Chief Executive Officer of AHC. Each of Messrs. Roshan and Hersperger have also been appointed to the nine (9) member Board of Directors of AHC. The appointments of Messrs. Roshan and Hersperger as directors will become effective 10 days following the filing of Form 14-f with the SEC, as required in connection with a transaction that may result in a change of control. We expect the appointments to become effective on or about February 10, 2016.

Assuming the completion of the appointments of Messrs. Roshan and Hersperger, the Board of Directors and executive officers of AHC, their age and office will be as follows:

Name	Age	Office
Hanif “Sonny” Roshan	52	Chairman of the Board of Directors
Richard Hersperger	56	Chief Executive Officer and Director
Charles C. Lucas III	53	Director
William P. Henry	49	Director and Chief Operating Officer
Roy E. Beauchamp	71	Director
Marc A. Horowitz	56	Director
Ronald C. Oklewicz	68	Director
Varinder S. Rathore	44	Director
Mustafa Chagani	51	Director
William A. Marshall	63	Chief Financial Officer, Treasurer and Principal Accounting Officer

Mr. Marshall is a continuing executive officer and the terms of his employment has not changed in connection with the closing of the AEON transaction. Effective with the closing of the Merger, Mr. Marshall agreed to tender his resignation as Chief Financial Officer, Treasurer and Principal Accounting Officer of the Company, upon the written request of the Board of Directors or an authorized officer of the Company made on or after February 1, 2016; provided that the Company may request that such resignation be deferred until a date no later than March 1, 2016 and that the Company shall provide ten (10) days prior written notice of the date on which such resignation is to take effect. Any subsequent extension of Mr. Marshall’s employment would be by mutual written consent.

Mr. Henry, a member of our board of directors, has served as interim chief strategy officer of AHC since July 2015. We had entered into an employment agreement with Mr. Henry concerning his employment with us. Effective with the closing of the Merger, Mr. Henry’s employment agreement, and his employment as the Interim Chief Strategy Officer of the Company, terminated. Further, at closing, Mr. Henry was appointed as Chief Operating Officer of the Company.

In connection with the closing with AEON, AHC is not entering into any employment agreements with its new executive officers. The Board of Directors will determine in the future whether or not to enter employment agreements with Messrs. Roshan, Hersperger and Henry. Each of these persons will receive a base salary of $200,000 per year. There has been no grant of options or other equity awards to such persons in connection with the closing of the transaction or any other form of incentive compensation, other than the bonus compensation payable to Mr. Henry as described below for completion of the AEON transaction. Further, no termination, non compete or severance agreements have been entered into with these individuals.

Hanif Roshan co-founded AEON in September 2011. AEON provides toxicology and genetic laboratory testing services to physicians and medical clinics in 48 states. From January 2000 to August 2010, Mr. Roshan served as the Chief Executive Officer of Universal Medical Services, LLC. In 2008, Mr. Roshan also founded a chain of retail primary care clinics. Mr. Roshan also co-founded Palms Recovery Corporation, a provider of treatment for addiction, alcoholism, and dual diagnosis. Mr. Roshan also served as the Chief Financial Officer of Aeon Foundation from August 2013 to January 2015.

Richard Hersperger has served as Chief Executive Officer of AEON since April 2015. Prior to joining AEON, Mr. Hersperger served as Chief Executive Officer of The Business Referral Network, a technology company that he founded focused on business to business relationship marketing. Prior to that, Mr. Hersperger was Chief Executive Officer of Stream Meeting, Inc. He also founded Prism Networks and co-founded First Watch, a regulatory and compliance company providing consulting services to healthcare clients in relation to their HIPAA and HIPAA HITECH-related issues including breach determination, breach mitigation and corporate compliance. Mr. Hersperger also co-founded and was Chief Executive Officer of Identity Theft Protection Inc., and served as the managing member of Energy U.S. LLC from September 2010 to April 2012 and was the Chief Executive Officer of Diversified Coal Corporation from April 2012 until March 2015.

As previously reported, AHC had entered into an agreement in July, 2015 with William Henry, who was then serving as a director of AHC, whereby Mr. Henry became employed as AHC’s Interim Chief Strategy Officer. The terms of the agreement provided that Mr. Henry would receive a base salary of pay at the rate of $250,000 per year, which will be payable upon the expiration of the term of the employment letter. In addition, Mr. Henry will be entitled to a bonus of $200,000 in the event the Company completes a transaction resulting in a “change in control” during the term of the Employment Letter or within 150 days thereafter. As a result of the AEON transaction, Mr. Henry will receive his accrued salary and the bonus payment.

Roy E. Beauchamp, a member of the Authentidate Board of Directors, has a pre-existing Limited Agency Agreement with AEON. This agreement authorizes Roy E. Beauchamp (as the Agent) to represent AEON to potential customers for the products and services provided by AEON. This agreement provides for compensation of five thousand dollars ($5,000) per month and 5% of the selling price of products and services to customers introduced directly to AEON by Mr. Beauchamp. The agency agreement also provides for payment of 2.5 % of the selling price of products and services to customers introduced to AEON indirectly through an intermediary party. The agency agreement is for a term of one year, which commenced August 10, 2015, and may be extended by either party upon prior notice to the other party, unless such other party objects to such extension. The Agency Agreement also provides for Mr. Beauchamp to serve on a Board of Advisors for AEON.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger and the expected ownership of the combined company) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. Risks and uncertainties for Authentidate, AEON and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions;

liquidity and trading market for shares prior to and following the consummation of the proposed merger; costs associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file an effective proxy statements in connection with the proposed merger and other contemplated transactions; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; uncertainties of cash flows and inability to meet working capital needs; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Authentidate’s or AEON’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC, and in other filings that Authentidate makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described below under “Important Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this report speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Additional Information and Where to Find It

The terms of the AEON transaction require that AHC will file a with the SEC a proxy statement, as well as other relevant documents related to the issuance of future tranches of Common Stock and obtain stockholder approval, on or before May 31, 2016. The issuance of the initial tranche of Common Stock did not require any action or approval of stockholders of AHC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement and other filings containing information about the Company and AEON may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.authentidate.com under the heading “Investors / SEC Filings.”

The Company and AEON and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On January 27, 2016 and January 28, 2016, the Company issued press releases announcing the matters disclosed in this Current Report on Form 8-K. Copies of these press release are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.	Financial Statements and Exhibits

Item 9.01	(a) Financial Statements of Businesses Acquired

(a)(1) Financial Statements

The following Financial Statements of PeachState Health Management LLC:

•	Report of Independent Registered Public Accounting Firm;

•	Consolidated Balance Sheets as of December 31, 2014 and 2013;

•	Consolidated Statements of Operations for the years ended December 31, 2014 and 2013;

•	Consolidated Statements of Changes in Members’ Equity for the years ended December 31, 2014 and 2013;

•	Consolidated Statements of Cash Flows for the years ended December 31, 2014 and 2013; and

•	Notes to Consolidated Financial Statements

Unaudited Financial Statements

•	Consolidated Balance Sheet as of September 30, 2015;

•	Consolidated Statements of Operations for the three and nine months ended September 30, 2015 and 2014;

•	Consolidated Statements of Changes in Members’ Equity for the nine months ended September 30, 2015;

•	Consolidated Statements of Cash Flows for the nine months ended September 30, 2015 and 2014; and

•	Notes to Consolidated Financial Statements

(a)(2) Financial Statement Schedules

There are no schedules required for any of the years in the two year period ended December 31, 2014 pursuant to item 15 (d)

(b) Pro Forma Financial Information

Information required under Item 9.01(b) Pro forma Financial Information will be filed by AHC on an amendment to this From 8-K to be filed within 71 days of the date hereof.

Item 9.01	(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Title or Description

2.1	Amended and Restated Agreement and Plan of Merger dated as of January 26, 2016, by and among, Authentidate Holding Corp., RMS Merger Sub, LLC, and Peachstate Health Management LLC, d/b/a AEON Clinical Laboratories (The schedules and exhibits to the agreement and plan of merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. Authentidate Holding Corp. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit)

10.1	Form of Registration Rights Agreement by and among Authentidate Holding Corp. and the AEON Members, dated as of January 26, 2016.

10.2	Lease Agreement dated as of March 1, 2014, as amended January 20, 2016, between Centennial Properties of Georgia, LLC and Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories.

23.1	Consent of EisnerAmper LLP, independent auditors to Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories.

99.1	Press Release filed on January 27, 2016.

99.2	Press Release filed on January 28, 2016.

99.3

Audited Financial Statements of Peachstate Health Management LLC:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2014 and 2013

Consolidated Statements of Operations for the Years Ended December 31, 2014 and 2013

Consolidated Statements of Changes in Members’ Equity for the years ended December 31, 2014 and 2013

Consolidated Statements of Cash Flows for the Years Ended December 31, 2014 and 2013

Notes to Consolidated Financial Statements

99.4

Unaudited Financial Statements of Peachstate Health Management LLC:

Consolidated Balance Sheet as of September 30, 2015

Consolidated Statements of Operations for the three and nine months ended September 30, 2015 and 2014

Consolidated Statements of Changes in Members’ Equity for the nine months ended September 30, 2015

Consolidated Statements of Cash Flows for the nine months ended September 30, 2015 and 2014

Notes to Consolidated Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ William A. Marshall
	Name:	William A. Marshall
	Title:	Chief Financial Officer

Date: February 1, 2016

Exhibit Index

Exhibit 2.1	Amended and Restated Agreement and Plan of Merger dated as of January 26, 2016, by and among, Authentidate Holding Corp., RMS Merger Sub, LLC, and Peachstate Health Management LLC, d/b/a AEON Clinical Laboratories (The schedules and exhibits to the agreement and plan of merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. Authentidate Holding Corp. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit)

Exhibit 10.1	Form of Registration Rights Agreement by and among Authentidate Holding Corp. and the AEON Members, dated as of January 26, 2016.

Exhibit 10.2	Lease Agreement dated as of March 1, 2014, as amended January 20, 2016, between Centennial Properties of Georgia, LLC and Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories.

Exhibit 23.1	Consent of EisnerAmper LLP, independent auditors to Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories.

Exhibit 99. 1	Press Release dated January 27, 2016

Exhibit 99.2	Press Release filed on January 28, 2016.

Exhibit 99.3

Audited Financial Statements of Peachstate Health Management LLC:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2014 and 2013

Consolidated Statements of Operations for the Years Ended December 31, 2014 and 2013

Consolidated Statements of Changes in Members’ Equity for the years ended December 31, 2014 and 2013

Consolidated Statements of Cash Flows for the Years Ended December 31, 2014 and 2013

Notes to Consolidated Financial Statements

Exhibit 99.4

Unaudited Financial Statements of Peachstate Health Management LLC:

Consolidated Balance Sheet as of September 30, 2015

Consolidated Statements of Operations for the three and nine months ended September 30, 2015 and 2014

Consolidated Statements of Changes in Members’ Equity for the nine months ended September 30, 2015

Consolidated Statements of Cash Flows for the nine months ended September 30, 2015 and 2014

Notes to Consolidated Financial Statements